UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 12, 2005

Illumina, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-30361	330804655
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9885 Towne Centre Drive, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858 202 4500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 12, 2005, Paul Grint, M.D. was appointed to serve as a member of the Board of Directors of Illumina, Inc. ("Illumina"), serving in the class of directors whose term expires at the annual meeting of stockholders in 2007. Dr. Grint will receive a quarterly retainer of $2,500, as well as additional compensation of $2,000 for attendance at each board meeting and $1,000 for attendance at each meeting of a committee of the board. In addition, Dr. Grint received a stock option for 20,000 shares of common stock, vesting annually over a four-year period, pursuant to the terms of the 2000 Stock Plan.

In addition, on April 12, 2005, Illumina announced that R. Scott Greer resigned as a member of the Board of Directors, effective as of such date. Illumina issued a press release on April 12, 2005 related to Dr. Grint's appointment and Mr. Greer's resignation, a copy of which is filed as Exhibit 99.1 hereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Illumina, Inc.

April 15, 2005	By:	Timothy M. Kish

Name: Timothy M. Kish
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated April 12, 2005 announcing that Paul Grint, M.D. has joined the Company's Board of Directors and Scott Greer has resigned.